August 29, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549


Gentlemen,

We have read Sub-Item 77k of Form N-SAR dated June 30, 2006, of the Access One Trust and are in agreement with the statements concerning our Firm in such Form N-SAR.

/s/ Ernst & Young LLP